690 MARKET STREET
                         AGREEMENT OF PURCHASE AND SALE

         This Agreement, dated as of March 30, 2000 (the "Effective Date"), is between OAIC California Partnership II, L.P., a California limited partnership ("Seller"), and HCT Investments, Inc., a Colorado corporation ("Buyer").

                                   ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

         SECTION 1.1       SALE.

         Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, that certain real property located at 690 Market Street, San Francisco, CA 94103, together with any and all rights, privileges and easements appurtenant thereto owned by Seller, which real property will be more particularly described in an EXHIBIT A which will be delivered by Seller to Buyer within five (5) business days after the mutual execution and delivery hereof and which at that time will be attached hereto and made a part hereof, together with Seller's interest in the improvements located on the Real Property (collectively the "Real Property"), Seller's interest in any leases relating to the Real Property and the personal property owned by Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Property, as the same may be further described in any list which is in Seller's possession and is furnished to Buyer within the Delivery Period as defined in Section 2.1(a) below but excluding any such personal property in Seller's property management office, if any, on the Real Property (the "Personal Property"). The Real Property and Personal Property are collectively referred to herein as the "Property".

         SECTION 1.2       PURCHASE PRICE.

                  (A) The purchase price of the Property is Twenty-Eight Million Dollars ($28,000,000) (the "Purchase Price").

                  (B)      The Purchase Price shall be paid as follows:

                           (1)  Upon the execution of this Agreement Buyer shall
pay directly to Seller cash or other immediately available funds in the amount of One Hundred Thousand Dollars ($100,000) and if in the event Buyer has not terminated this Agreement, then no later than the tenth (10th) day after the Effective Date, Buyer shall pay directly to Seller, cash or other immediately available funds, an additional amount of One Hundred Thousand Dollars ($100,000) (the initial $100,000 payment together, with the $100,000 due upon the Execution Date are collectively referred to herein as the "Nonrefundable Payment"). The Nonrefundable Payment shall be fully and completely earned by Seller as consideration for entering into this Agreement with Buyer and for not marketing the Property further prior to entering into an agreement with a potential

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purchaser of the Property, and the Nonrefundable Payment shall only be refundable as specifically provided in Section 1.2(b)(3) below and shall otherwise not be refundable under any circumstances. No interest shall accrue or be payable on the Nonrefundable Payment. If the Closing occurs, then the Nonrefundable Payment (as defined below) shall be credited against the Purchase Price.

                           (2)  If at the end of the Contingency Period Buyer
elects to proceed with the purchase of the Property Buyer shall deposit in escrow with Chicago Title Insurance Company (the "Title Company") an all-cash payment in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) (the "Deposit").

                           (3)  THE DEPOSIT SHALL BE HELD IN AN INTEREST BEARING
ACCOUNT AND ALL INTEREST THEREON SHALL BE DEEMED A PART OF THE DEPOSIT. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THEN THE DEPOSIT SHALL BE PAID TO SELLER AT THE CLOSING AND CREDITED AGAINST THE PURCHASE PRICE. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER'S DEFAULT HEREUNDER, EXCEPT AS PROVIDED IN SECTION 1.2(B)(4) BELOW, THEN, AS BUYER'S SOLE REMEDY, BUYER MAY TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT, INCLUDING, WITHOUT LIMITATION, THE ADDITIONAL DEPOSIT, AND THE NONREFUNDABLE PAYMENT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.8 BELOW. IF THE SALE IS NOT CONSUMMATED FOR ANY REASON OTHER THAN DUE TO A DEFAULT BY SELLER HEREUNDER, THEN SELLER SHALL RETAIN THE NONREFUNDABLE PAYMENT AND THE DEPOSIT, INCLUDING, WITHOUT LIMITATION, THE ADDITIONAL DEPOSIT, AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE NONREFUNDABLE PAYMENT AND THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S OBLIGATIONS UNDER SECTIONS 6.1, 9.3 AND 9.8.

INITIALS:             SELLER ________                         BUYER _______

                           (4)  In the event the sale is not consummated because
Seller, prior to the Closing Date, has sold the Property to a third party in default of Seller's obligations hereunder, the parties have agreed that Buyer's actual damages, in the event that Seller sells the Property a third party, would be extremely difficult or impracticable to determine. After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of $1,200,000 is a reasonable estimate of the damages that Buyer would incur in such event. By placing their initials below, each party specifically confirms the accuracy of the statements made above and the fact that each party was represented by counsel who explained, at the time this Agreement was made, the consequences of this liquidated damages provision. The foregoing is not intended to limit Buyer's obligations under Sections 6.1,
9.3 and 9.8.

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INITIALS:             SELLER ________                         BUYER _______

                           (5)  The balance of the Purchase Price, which is
Twenty-Six Million Six Hundred Thousand Dollars ($26,600,000) shall be paid to Seller all in cash at the consummation of the purchase and sale contemplated hereunder (the "Closing").

                                   ARTICLE II

                                   CONDITIONS

         SECTION 2.1       CONDITION PRECEDENT.

         Buyer's obligation to purchase the Property is conditioned upon the following:

                  (A) Buyer's review and approval of updated preliminary title report, together with copies of the underlying documents, and any survey of the Property in Seller's possession. Seller shall furnish to Buyer a copy of such report, together with the underlying documents, a copy of Seller's title policy for the Property with the amount of title policy deleted, and any survey in Seller's possession, within five (5) days after the date Seller receives a fully executed original of this Agreement (the "Delivery Period").

                  (B) Buyer's review and approval of all tenant leases and any other occupancy agreements (hereinafter collectively referred to as the "leases") affecting the Property. Seller shall furnish to Buyer copies of the leases within the Delivery Period.

                  (C) Buyer's review and approval of the physical condition of the Property.

                  (D) Buyer's review and approval of all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

                  (E) Subject to the provisions of the paragraph below, Buyer's review and approval of operating statements with respect to the Property for 1999 and for the first two (2) months of 2000, certificates of occupancy, plans and specifications, soils and other reports, service contracts, property management files and other contracts or documents which will be binding on Buyer after Closing. Seller shall make available to Buyer within the Delivery Period copies of all such items in Seller's possession solely for Buyer's inspection during reasonable business hours, including Buyer's access to confer with Seller's contractors. Notwithstanding the foregoing, Buyer's review shall not include a review of Seller's internal economic memoranda or reports, attorney-client privileged materials or Seller's appraisals of the Property, if any.

                  (F) Buyer's review and approval of any other matters Buyer deems relevant to the Property.

         SECTION 2.2       CONTINGENCY PERIOD.

         Buyer shall have until the date which is thirty (30) days after the date hereof (such period being referred to herein as the "Contingency Period") to review and approve the matters described in Sections 2.1(a)-(f) above in Buyer's sole discretion. If Buyer determines to proceed with the purchase of the

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Property, then Buyer shall, before the end of the Contingency Period, notify
Seller in writing that Buyer has approved all of the matters described in
Section 2.1(a)-(f) above, including, without limitation, all documents, agreements, surveys, reports and other items and materials delivered to or made available to Buyer in connection with this Agreement (the "Due Diligence Materials"). If before the end of the Contingency Period Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to proceed with the purchase of the Property and shall place the Deposit in escrow with the Title Company pursuant to Section 1.2(b)(2) above. If, however, Buyer notifies Seller in writing prior to the end of the Contingency Period of Buyer's termination of this Agreement, then this Agreement shall so terminate and the Nonrefundable Payment shall be retained by Seller and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1,
9.3 and 9.8 below.

                                  ARTICLE III

                               BUYER'S EXAMINATION

         SECTION 3.1       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Subject to the provisions of Sections 3.2 and 3.3 below, Seller hereby makes the following representations and warranties with respect to the Property, provided that Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") which are set forth in SCHEDULE 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items; provided, however, Seller shall reimburse Buyer for any claims against Buyer solely with respect to the litigation matter set forth as Disclosure Item #2 in SCHEDULE 1 and those other matters in SCHEDULE 1 specifically assumed by Seller as set forth therein.

                  (A) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                  (B)      Seller is not a "foreign person" as defined in
Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

                  (C) This Agreement (i) has been duly authorized, executed and delivered by Seller, and (ii) does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                  (D) Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

                  (E) The only tenant leases and amendments thereto in force for the Property will be set forth in a tenant list which is attached hereto as EXHIBIT B and made a part hereof. Seller represents that to the best

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of Seller's knowledge, the rent roll attached as EXHIBIT B is true and accurate in all material respects. The only tangible personal property that shall be delivered to Buyer at Closing is set forth in EXHIBIT G attached hereto. The only service contracts that affect the Property are set forth in EXHIBIT H attached hereto. The only Construction Contracts that affect the Property are set forth in EXHIBIT F attached hereto.

                  (F) To the best of Seller's knowledge, there is no litigation pending with respect to the Property other than as set forth in
SCHEDULE 1.

                  (G) To the best of Seller's knowledge, except as set forth in SCHEDULE 1 or as may be disclosed in Due Diligence Materials, Seller has received no written notice from any governmental authority that the present use and operation of the Property is in violation of any of the applicable law that has not been cured (including, without limitation), (i) the Americans with Disabilities Act ("ADA"), Title 24 of the California Administrative Code, and other similar federal, state and local laws , (ii) building codes and any other laws relating to the construction or design of the improvements on the Property, including, without limitation, fire, safety, handicapped access, or seismic design (collectively, "Building Codes"), and (iii) any laws relating to environmental matters (the "Environmental Laws").

                  (H) Gregory Breskin, Vice President, and William Stolberg, Senior Asset Manager, are the two (2) individuals of Seller who are the most knowledgeable regarding the operation of the Property.

                  (I) Seller has provided to Buyer a copy of Seller's title policy for the Property and except for tax liens for the period prior to Closing which shall be satisfied prior to Closing by Seller, current taxes and assessments, current leases affecting the Property to the best of Seller's knowledge, there are no additional exceptions or survey matters that affect the Property other than those shown on the title policy.

                  (J) Seller, without making any representation or warranty as to the truth or accuracy of the operating statements, has delivered copies of Seller's operating statements affecting the Property for the periods through year-end 1998, year-end 1999 and January-February, 2000.

         Each of the representations and warranties of Seller contained in this
Section 3.1: (1) is true as of the date of this Agreement; (2) shall be deemed remade by Seller, and shall be true in all material respects as of the date of Closing, subject to (A) any Exception Matters (as defined below), (B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer including, without limitation, the Due Diligence Materials; and (3) shall survive the close of escrow as provided in Section 3.3 below.

         SECTION 3.2       NO LIABILITY FOR EXCEPTION MATTERS.

         As used herein, the term "Exception Matter" shall refer to a matter disclosed to Buyer in writing or discovered by Buyer before the Closing, that would make a representation or warranty of Seller contained in this Agreement untrue or incorrect, including, without limitation, matters disclosed in writing to Buyer by Seller or by any other person. If Buyer obtains knowledge of any Exception Matter after the date hereof, Buyer may terminate this Agreement and receive a return of the Deposit upon written notice to Seller within five (5)

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


days after Buyer learns of such Exception Matter if Seller elects not to cure or remedy any such Exception Matter. Buyer shall promptly notify Seller in writing of any Exception Matter of which Buyer obtains knowledge before the Closing. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Buyer shall consummate the acquisition of the Property subject to such Exception Matter and Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement. If Buyer elects to terminate this Agreement on the basis of any Exception Matter, Buyer shall so notify Seller in writing within five (5) days following Buyer's discovery of the Exception Matter, and the Deposit shall be returned to Buyer and the Nonrefundable Payment shall be retained by Seller. Buyer's failure to give such notice within such five (5) day period shall be deemed a waiver by Buyer of such Exception Matter. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder, except as provided in Sections 6.1, 9.3 and 9.8 below. Seller shall have no obligation to cure or remedy any Exception Matter, and, subject to Buyer's right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters.

         SECTION 3.3       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Seller and Buyer contained herein shall survive for a period of six (6) months after the Closing, except that Buyer's representations and warranties in Sections 3.5(d), (e) and (f) shall survive indefinitely. Any claim which Buyer or Seller may have at any time against the other for a breach of any such representation or warranty (other than those contained in Sections 3.5(d), (e) and (f)), whether known or unknown, which is not asserted (i) by written notice to Seller or Buyer within such six
(6) month period and (ii) by Seller's or Buyer's filing a legal action with respect thereto whether such six (6) month period shall not be valid or effective, and the other party shall have no liability with respect thereto.

         SECTION 3.4       SELLER'S KNOWLEDGE.

         For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Gregory Breskin, Vice President, and William Stolberg, Senior Asset Manager, at the times indicated only and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate.

         SECTION 3.5       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

                  (A) Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

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                  (B)      Buyer represents and warrants to Seller that Buyer
has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                  (C) Buyer is duly formed, validly existing and in good standing under the laws of the State of California. Buyer has duly authorized, executed and delivered this Agreement.

                  (D) Buyer is purchasing the Property as investment rental property, and not for Buyer's own operations or use.

                  (E) Buyer is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to ERISA or Section 4975 of the Code and which is an investor in Seller.

                  (F) Other than Seller's Broker, as defined below, Buyer has had no contact with any broker or finder with respect to the Property.

Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing as provided in Section 3.3 above.

         SECTION 3.6       BUYER'S INDEPENDENT INVESTIGATION.

                  (A) Buyer acknowledges and agrees that it has been given or will be given before the end of the Contingency Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                           (1)  All matters relating to title, together with all
governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                           (2)  The physical condition and aspects of the
Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the paving, the utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer at Buyer's sole expense. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation

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and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the
Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other applicable federal, state or local laws.

                           (3)  Any easements and/or access rights affecting the
Property.

                           (4)  The leases and all matters in connection
therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                           (5)  The service contracts and any other documents or
agreements of significance affecting the Property.

                           (6)  All problems or defects arising out of or in any
way related to whether the Property or the operating systems thereof will experience any problems or defects as a result of Year 2000 Problems, as defined below. "Year 2000 Problems" shall mean the failure of computer software and hardware systems and equipment containing embedded computer chips to correctly receive, transmit, process, manipulate, store, retrieve, retransmit or utilize data and information due to the occurrence of the Year 2000 or the inclusion of dates on or about January 1, 2000.

                           (7)  All other matters of material significance
affecting the Property.

                  (B) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 3.1 ABOVE, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any

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other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the leases, service contracts, or other agreements affecting the Property (xi) the problems or defects arising out of or in any way related to the Year 2000 Problems, and (xii) economics of the operation of the Property.

BUYER INITIALS:

         SECTION 3.7       RELEASE.

                  (A) Without limiting the above, and except for the representations and warranties of Seller contained in Section 3.1 hereof and Seller's covenants specifically set forth in this Agreement but subject to the limitations and qualifications set forth herein as such representations, warranties and covenants, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, this Agreement, and the transactions contemplated hereby, including, without limitation, (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and Hazardous Materials on, under or about the Property, (ii) any law or regulation applicable to the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other federal, state or local law and (iii) problems or defects arising out of or in any way related to Year 2000 Problems.

                  (B) In connection with Section 3.7(a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

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BUYER INITIALS:

         SECTION 3.8       SURVIVAL.

         The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions.

                                   ARTICLE IV

                                      TITLE

         SECTION 4.1       CONDITIONS OF TITLE.

         At the Closing, Seller shall convey title to the Property to Buyer by grant deed (the "Deed") subject to no exceptions other than:

                  (A)      Interests of tenants in possession;

                  (B) Non-delinquent liens for real estate taxes and assessments; and

                  (C) Any exceptions disclosed by the preliminary title report and any amendments or supplements thereto, the public records or the Due Diligence Materials, and any other exceptions to title which would be disclosed by an inspection and/or survey of the Property.

All of the foregoing exceptions shall be referred to collectively as the "Conditions of Title." By acceptance of the Deed and the Closing of the purchase and sale of the Property, (i) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, and (ii) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

         SECTION 4.2       EVIDENCE OF TITLE.

         Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner's ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the "Title Policy"). Buyer shall have prepared, at Buyer's cost, the ALTA survey of the Property necessary to support the issuance of the Title Policy. Buyer shall provide Seller with a copy of such survey at no cost to Seller.

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                                   ARTICLE V

                       RISK OF LOSS AND INSURANCE PROCEEDS

         SECTION 5.1       MINOR LOSS.

         Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Five Hundred Thousand Dollars ($500,000) and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards. Prior to Closing, Seller shall not cancel any existing insurance coverage on the Property, nor shall it modify any blanket coverage insurance affecting the Property without giving Buyer prior written notice.

         SECTION 5.2       MAJOR LOSS.

         If the amount of the damage or destruction or condemnation as specified above exceeds Five Hundred Thousand Dollars ($500,000), then Buyer may, at its option to be exercised within five (5) days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to give Seller notice within such five (5) day period that Buyer will proceed with the purchase, then the Deposit shall be returned to Buyer, the Nonrefundable Payment shall be retained by Seller, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.8 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

                                   ARTICLE VI

                              BROKERS AND EXPENSES

         SECTION 6.1       BROKERS.

         The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Grubb & Ellis Company ("Seller's Broker"). At Closing, Seller shall pay the commission due, if any, to Seller's Broker, which shall be paid pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

         SECTION 6.2       EXPENSES.

         Except as provided in Sections 4.2 above and 8.5(b) below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                           LEASES AND OTHER AGREEMENTS

         SECTION 7.1 BUYER'S APPROVAL OF NEW LEASES AND AGREEMENTS AFFECTING THE PROPERTY.

         Between the date of this Agreement and the Closing, Seller shall not enter into any new lease or other agreement affecting the Property, or modify or terminate any existing lease or other agreement affecting the Property, without first obtaining Buyer's approval, which will not be unreasonably withheld or delayed. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within three (3) business days after Seller notifies Buyer of Seller's desire to take such action, then Buyer shall be deemed to have given its approval.

         SECTION 7.2       TENANT IMPROVEMENT COSTS, LEASING COMMISSIONS AND
FREE RENT.

         With respect to any new lease or lease modification entered into by Seller between the date of this Agreement and the Closing Date, and with respect to any renewal or extension of any lease occurring between the date of this Agreement and the Closing Date, if Seller performs or pays or contracts for any tenant improvement work, pays or contracts for any leasing commissions before the Closing, incurs any legal fees or costs or grants any free rent period, then at Closing, Buyer shall reimburse Seller for all such expenses and for any free rent period occurring prior to Closing, and shall assume pursuant to the Assignment of Leases acceptable to Seller any and all obligations outstanding with respect to tenant improvements and leasing commissions. To the extent there are any construction contracts for base building improvements or tenant improvement work for the current term of any Leases in effect as of the date of this Agreement ("Construction Contracts") then Buyer shall assume, pursuant to an assignment and assumption agreement acceptable to Seller, all such contracts and Buyer shall received a credit against the Purchase Price for all such unpaid costs related thereto. A schedule of the Construction Contracts is attached hereto as EXHIBIT F. On and after the Closing, Seller shall have no further obligations with respect to any leases or other agreements affecting the Property, including, without limitation, the Construction Contracts, tenant improvement work, leasing commissions and free rent. The provisions of this Section shall survive the Closing.

         SECTION 7.3       TENANT NOTICES.

         Buyer hereby expressly agrees, confirms and acknowledges that Buyer shall immediately after Closing deliver to each tenant of the Property, a signed statement acknowledging that Buyer is the new owner of the Property and that Buyer has received and is responsible for all such tenants' security deposits providing an exact dollar amount of each security deposit. Buyer also hereby expressly agrees, confirms and acknowledges that Buyer shall be liable for (and Buyer hereby expressly assumes all liability for) all such security deposits that are transferred from Seller to Buyer regardless of whether notice is given to the tenant of the Property in accordance with the provisions of this Section
7.3. The provisions of this Section 7.3 shall survive the Closing.

                                  ARTICLE VIII

                               CLOSING AND ESCROW

         SECTION 8.1       ESCROW INSTRUCTIONS.

         Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

         SECTION 8.2       CLOSING.

         The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on the date which is thirty (30) days after the end of the Contingency Period and before 1:00 p.m. local time, or such other date and time as Buyer and Seller may mutually agree upon in writing (the "Closing Date"). Such date and time may not be extended without the prior written approval of both Seller and Buyer. Buyer shall have the one (1) time option to extend the Closing Date for an additional thirty (30) days, provided that within five (5) days prior to the original Closing Date, Buyer (a) pays directly to Seller, cash or other immediately available funds in the amount of Five Hundred Thousand Dollars ($500,000) (the "Additional Deposit") and (b) gives Seller written notice of its option to extend for an additional thirty (30) days. Such Additional Deposit shall be deemed as part of the Deposit, as such term is defined in Section 1.2(b)(3). No interest shall be paid on the Additional Deposit. The Additional Deposit shall be fully and completely earned by the Seller for granting such 30 day extension and the Additional Deposit shall only be refundable as specifically provided in Section 1.2(b)(3) herein and shall otherwise not be refundable under any circumstances.

         SECTION 8.3       DEPOSIT OF DOCUMENTS.

                  (A) At or before the Closing, Seller shall deposit into escrow the following items:

                           (1)  the duly executed and acknowledged Deed
conveying the Real Property to Buyer subject to the Conditions of Title;

                           (2)  four (4) duly executed counterparts of the Bill
of Sale in the form attached hereto as EXHIBIT C (the "Bill of Sale");

                           (3)  four (4) duly executed counterparts of an
Assignment and Assumption of Leases, Service Contracts and Warranties in the form attached hereto as EXHIBIT D pursuant to the terms of which Buyer shall assume all of Seller's obligations under the leases, equipment leases, service contracts, leasing commission agreements and tenant improvement agreements affecting the Property (the "Assignment of Leases");

                           (4)  an affidavit pursuant to Section 1445(b)(2) of
the Federal Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code; and

                           (5)  California 590 Certificate.

                  (B) At or before Closing, Buyer shall deposit into escrow the following items:

                           (1)  funds necessary to close this transaction;

                           (2)  four (4) duly executed counterparts of the Bill
of Sale; and

                           (3)  four (4) duly executed counterparts of the
Assignment of Leases.

                  (C) Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Purchaser hereby designate Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

                  (D) Seller shall deliver to Buyer originals of the leases, copies of the tenant correspondence files and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Section 2.1(e) above, except for Seller's general ledger and other internal books or records which shall be retained by Seller, within five (5) business days after the Closing Date. Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.

         SECTION 8.4       ESTOPPEL CERTIFICATES.

                  (A) If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use its reasonable efforts to obtain estoppel certificates from each tenant of the Property in the form attached hereto as EXHIBIT E or, if a tenant's lease requires a different form, in the form required by the tenant's lease. It shall be a condition to Buyer's obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain an estoppel certificate in the form described above from each of Washington Mutual and Menke Associates and the other tenants occupying seventy percent (70%) (the "Required Percentage") of the remaining area of the Property actually rented to tenants.

                  (B) If in accordance with Article II of this Agreement, Buyer elects to proceed with the purchase of the Property, Seller shall use its reasonable efforts to obtain a subordination non-disturbance and attornment agreements from the tenants; provided however, Seller's failure to obtain subordination non-disturbance and attornment agreements from the tenants shall not be a condition to Closing.

                  (C) If the condition contained in Section 8.4(a) above is not satisfied, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Deposit or waive said condition. If Buyer so elects to terminate this Agreement, the Nonrefundable Payment shall be retained by Seller and neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3 and 9.8 below.

         SECTION 8.5       PRORATIONS.

                  (A) Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under tenant leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); real property taxes and assessments; water, sewer and utility charges; amounts payable under any service contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the unamortized portion thereof), shall all be prorated as of 12:01 a.m. on the date the Deed is recorded, on the basis of a 365-day year. Buyer shall reimburse Seller for the tenant improvement costs, leasing commissions, legal fees and costs and free rent, as provided in
Section 7.2. Any sums collected by Buyer from tenants after the Closing shall be deemed to apply to rents and other sums that were delinquent at Closing and shall be promptly paid to Seller, and the remainder shall be retained by Buyer to apply to current obligations. Buyer shall use reasonable efforts to collect such delinquent rents and Buyer shall be entitled to reimbursement for all reasonable actual costs incurred by Buyer in collecting such delinquent rents from the amounts collected therefor by Buyer. Seller retains the rights to collect any such delinquent rents from tenants after Closing. The amount of any security deposits under tenant leases shall be credited against the Purchase Price. Security deposits in the form of letters of credit shall either be reissued in the name of Buyer at Closing, or Seller shall assign its rights therein to Buyer at Closing, and will reasonably cooperate with Buyer post Closing, at no expense to Seller, to facilitate the transfer to Buyer. Seller shall use reasonable efforts to cause all security deposits in the form of letters of credit to be amended or reissued in the name of Buyer as soon as possible after the Closing, and Buyer shall cooperate with Seller in such efforts. Upon delivery to Buyer of the reissued or amended letter of credit, Seller's obligations with respect to such letter of credit shall immediately terminate, and, from and after such delivery of the reissued or amended letter of credit, Buyer shall indemnify Seller and hold harmless and defend Seller from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of the letter of credit. Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property. Seller shall use reasonable efforts to cause all security deposits in the forms of letters of credit or certificates of deposit to be amended or reissued in the name of Buyer as soon as possible after the Closing, and Buyer shall cooperate with Seller in such efforts. It shall be Buyer's responsibility to transfer utility service for the Property as of the Closing Date. Buyer agrees to release, indemnify and hold Seller harmless from all claims, liability, costs or expenses arising out of or relating to the utility service for the Property after the Closing Date. Seller shall be entitled to credit for all deposits made by it with any company providing utility service. The indemnification obligation herein shall survive Closing. Seller reserves all right, title and interest in any refund obtained from any taxing authority as a result of a pending tax appeal made by Seller prior to the date of Closing; provided, however, Seller shall remit to Buyer, the proportionate share owed to tenants for amounts in excess of amounts previously paid by such tenants attributable to the period of Seller's ownership of the Property. Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date, but no later than March 31, 2001, and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall promptly pay said sum to the other party.

                  (B) Seller shall pay one-half (1/2) of the escrow fee, any county transfer taxes applicable to the sale, and one-half (1/2) of any other transfer taxes applicable to the sale. Buyer shall pay the costs of obtaining the ALTA title insurance policy, the cost of any endorsements, one-half (1/2) of any transfer taxes applicable to the sale other than county transfer taxes and one-half (1/2) of the escrow fee. Recording charges and any other expenses of the escrow for the sale shall be paid by Buyer and Seller in accordance with customary practice as determined by the Title Company.

                  (C) The provisions of this Section 8.5 shall survive the Closing.

         SECTION 8.6 COMPLIANCE WITH COMMERCIAL WATER CONSERVATION ORDINANCE. The City and County of San Francisco has adopted a Commercial Water Conservation Ordinance ("CWCO") pursuant to which commercial buildings in San Francisco are subject to certain water conservation requirements. In the event that Buyer approves the Property at the conclusion of the Contingency Period, Buyer, at its sole cost and expense, agrees to be responsible for compliance with CWCO in accordance with Chapter 13A of the San Francisco Building Code.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1       NOTICES.

         Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

           To Buyer:         HCT Investments, Inc.
                             1411 Harbor Bay Parkway, #1000
                             Alameda, CA  94502
                             Attention:  James I. Hunter
                             Telephone:  (510) 337-7999, ext. 103
                             Fax No.:  (510) 337-7998

           with a copy to:   LeBoeuf, Lamb, Greene & MacRae
                             633 17th Street, Suite 200
                             Denver, CO  80202
                             Attention:  Keith M. Pockross, Esq.
                             Telephone:  (303) 291-2600
                             Fax No.:  (303) 297-0422

           To Seller:        Ocwen Financial Corporation
                             1675 W. Palm Beach Lakes Blvd., Suite 900
                             West Palm Beach, FL  33401
                             Attention:  Secretary
                             Telephone:  (561) 882-8559
                             Fax No. (561) 681-8174

           with a copy to:   Ocwen Capital Corporation
                             1675 W. Palm Beach Lakes Blvd.
                             The Forum, Suite 400
                             West Palm Beach, FL  33401
                             Attention:  William H. Stolberg and Todd Reed, Esq.
                             Telephone:  (561) 682-8000
                             Fax No. (561) 682-8163

           with a copy to:   Orrick, Herrington & Sutcliffe LLP
                             400 Sansome Street
                             San Francisco, CA  94111
                             Attention:  Michael H. Liever, Esq.
                             Telephone:  (415) 773-5808
                             Fax No.:  (415) 773-4285

           To Title Company: Chicago Title Company
                             388 Market Street, Suite 1300
                             San Francisco, CA  94111
                             Attention:  Nikki Carr
                             Fax No. (415) 434-2176
or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

         SECTION 9.2       ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

         SECTION 9.3       ENTRY AND INDEMNITY.

         In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove, in Seller's sole discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon the request of Seller, Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, employees or contractors. Buyer shall not contact any governmental authority without first obtaining the prior written consent of Seller thereto, and Seller, at Seller's election, shall be entitled to have a representative on any phone or other contact made by Buyer to a governmental authority and present at any meeting by Buyer with a governmental authority. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

         SECTION 9.4       TIME.

         Time is of the essence in the performance of each of the parties' respective obligations contained herein.

         SECTION 9.5       ASSIGNMENT.

         Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of Seller except to an entity in which Buyer has at least a fifty percent (50%) interest. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Without limiting the above, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representation and warranty contained in subsection 3.5(e) above, and in connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument acceptable to Seller and delivered to Seller prior to the assignment said representation and warranty as applied to the assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         SECTION 9.6       COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.7       GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 9.8       CONFIDENTIALITY AND RETURN OF DOCUMENTS.

         Buyer and Seller reconfirm their respective obligations to abide by the terms of that certain Confidentiality Agreement dated February 14, 2000 by and between Buyer and Seller and shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. This provision shall survive the Closing or any termination of this Agreement.

         SECTION 9.9       INTERPRETATION OF AGREEMENT.

         The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

         SECTION 9.10      LIMITED LIABILITY.

         The obligations of Seller are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller or its investment manager.

         SECTION 9.11      AMENDMENTS.

         This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

         SECTION 9.12      NO RECORDING.

         Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

         SECTION 9.13 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT.

         The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

         SECTION 9.14      ERISA.

         Without limiting Buyer's representation and warranty in Section 3.5(e) above, prior to Seller's execution of this Agreement, Buyer shall furnish to Seller all information regarding Buyer, its affiliates and the shareholders, members, investors or partners of each of them (collectively, the "Buyer Related Parties") as Seller requests in order to enable Seller to determine to Seller's sole satisfaction that Buyer's representation and warranty contained in Section 3.5(e) of this Agreement is true and correct. Buyer represents and warrants to Seller that there will not be any change in any such information regarding Buyer or the Buyer Related Parties prior to or on the Closing.

         SECTION 9.15      NO PARTNERSHIP.

         The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

         SECTION 9.16      NO THIRD PARTY BENEFICIARY.

         The provisions of this Agreement are not intended to benefit any third parties.

         SECTION 9.17      LIMITATION ON LIABILITY.

         Notwithstanding anything to the contrary contained herein, after the Closing the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer under this Agreement (including, without limitation, for any breach of representation and warranty contained herein), and any and all documents executed pursuant hereto or in connection herewith (collectively the "Other Documents") including, without limitation, the Deed, the Bill of Sale and the Assignment of Leases, shall under no circumstances whatsoever exceed three percent (3%) of the Purchase Price.

         SECTION 9.18      SURVIVAL.

         Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the Seller contained herein shall survive the Closing.

         SECTION 9.19      SURVIVAL OF ARTICLE IX.

         The provisions of this Article IX shall survive the Closing.

         The parties hereto have executed this Agreement as of the respective dates written below.

                           SELLER: OAIC California Partnership II, L.P., a California limited partnership


                                        By:      Ocwen Capital Corporation
                                        Its:     Investment Manager

                                                 By:
                                                 Its:


                           BUYER:       HCT Investments, Inc.,
                                        a Colorado corporation

                                        By:

                                        Its:


                                        By:

                                        Its:

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A         Real Property Description

Exhibit B         List of Tenant Leases and Rent Roll

Exhibit C         Bill of Sale

Exhibit D         Assignment of Leases, Service Contracts and Warranties

Exhibit E         Estoppel Certificate

Exhibit F         List of Construction Contracts

Exhibit G         List of Tangible Personal Property

Exhibit H         List of Contracts

                                    SCHEDULES

Schedule 1        Disclosure Items

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT B

                       LIST OF TENANT LEASES AND RENT ROLL

                                    EXHIBIT C

                                  BILL OF SALE

                    ----------------------------------------

         This Bill of Sale (the "Bill of Sale") is made and entered into ____________, 2000, by and between OAIC California Partnership II, L.P., a California limited partnership ("Assignor"), and HCT Investments, Inc., a Colorado corporation ("Assignee").

         In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, free and clear of any liens or encumbrances created by, through or under Assignor, all items of tangible personal property, if any, owned by Assignor and situated upon and used exclusively in connection with the land described on the attached EXHIBIT A (the "Land") and the improvements located thereon (the "Improvements"), and described on the attached EXHIBIT B, but specifically excluding any and all personal property owned by tenants or otherwise considered the property of tenants under any leases affecting the Land or Improvements (the "Personal Property").

         This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on EXHIBIT C, attached hereto and made a part hereof for all purposes.

         ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED _______________, 2000, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITIONS OF THE PERSONAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PERSONAL PROPERTY, (C) THE SUITABILITY OF THE PERSONAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PERSONAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PERSONAL PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONAL PROPERTY, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PERSONAL PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR, EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PERSONAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT ASSIGNOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PERSONAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS," EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT.

         The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

                           ASSIGNOR:      OAIC California Partnership II, L.P.,
                                          a California limited partnership

                                          By:      Ocwen Capital Corporation
                                          Its      Investment Manager

                                                   By:
                                                   Its:


                           ASSIGNEE:      HCT Investments, Inc.,
                                          a Colorado corporation

                                          By:
                                          Its:


                                          By:
                                          Its:

                                    EXHIBIT D

                     ASSIGNMENT OF LEASES, SERVICE CONTRACTS
                                 AND WARRANTIES

                         -------------------------------

         This Assignment of Lease, Service Contracts and Warranties (this "Assignment") is made and entered into _______________, 2000, by and between OAIC California Partnership II, L.P., a California limited partnership ("Assignor"), and HCT Investments, Inc., a Colorado corporation ("Assignee").

         For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in (i) those certain leases (the "Leases") listed on EXHIBIT A, attached hereto and made a part hereof for all purposes and the security deposits related thereto, including without limitation, any letters of credit, except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof,
(ii) those certain service contracts, equipment leases, tenant improvement agreements, Construction Contracts (as defined in the Agreement), and leasing agreements (the "Contracts") listed on EXHIBIT B, if any, attached hereto and made a part hereof for all purposes, and (iii) those certain warranties held by Assignor (the "Warranties") listed on EXHIBIT C, attached hereto and made a part hereof for all purposes.

         This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on EXHIBIT D, attached hereto and made a part hereof for all purposes.

         ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF _______________, 2000, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), THE LEASES, THE CONTRACTS AND THE WARRANTIES ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE LEASES, THE CONTRACTS OR THE WARRANTIES, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASES, THE CONTRACTS OR THE WARRANTIES.

         Except as otherwise expressly provided in the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the date hereof, by (a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits (including without limitation, any letters of credit), and (b) the owner under the Contracts and/or the Warranties. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to by Assignee hereunder. Assignor agrees to indemnify Assignee and hold harmless and defend Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees) resulting from any default by Assignor with respect to Assignor's obligations accruing for the period prior to the date hereof, (a) as the landlord under the Leases or (b) as owner under the Contracts, excluding with respect to clauses (a) and (b) any such debts, duties or obligations arising out of or in any way related to the physical, environmental or structural condition of the Property, as such term is defined in the Agreement.

         The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager.

         All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

                           ASSIGNOR:       OAIC California Partnership II, L.P.,
                                           a California limited partnership

                                           By:      Ocwen Capital Corporation
                                           Its      Investment Manager

                                                    By:
                                                    Its:


                           ASSIGNEE:       HCT Investments, Inc.,
                                           a Colorado corporation

                                           By:
                                           Its:


                                           By:
                                           Its:

                                    EXHIBIT E

                                FORM OF ESTOPPEL

                           TENANT ESTOPPEL CERTIFICATE

TO:

         Attn:

                  Re: Lease, dated as of , 19 , between , a , as tenant ("Tenant"), and , a , as landlord ("Landlord"), covering certain premises known by the street address ___________Street, Suite , in the City and County of San Francisco, State of California (the "Leased Premises"), as amended as noted on attached SCHEDULE A (collectively, the "Lease")

Gentlemen:

         The undersigned Tenant hereby represents, warrants and certifies to ("[Landlord/Buyer/Lender]") that:

         1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on Schedule A annexed hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant leasing of the Leased Premises. A true and correct copy of the Lease is attached as Schedule B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.

         2. The term of the Lease commenced on __________________ and will expire on __________________; the Tenant has ___ successive options to renew the Lease term, each for an additional period of ___ years.

         3. The monthly base rent payable by Tenant under the Lease is $_______________. Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent for more than one month in advance. There are no presently unexpired rental concessions or abatements due under the Lease except as set forth on Schedule A annexed hereto. Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord.

         4. Tenant has paid to Landlord as a security deposit in the amount of $___________. Tenant has not made any other the payments to Landlord as a security deposit, advance or prepaid rent.

         5. Landlord has completed, and, if required under the Lease, paid for, any and all tenant work required under the Lease and Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work.

         6. To Tenant's best knowledge, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord's obligations under the Lease.

         7. Tenant is in actual possession of the entire Leased Premises and, to Tenant best knowledge, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to the Tenant obligations under the Lease.

         8. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.

         9.       Except as expressly provided in the Lease, Tenant

         (i) does not have any right to renew or extend the term of the Lease,

         (ii) does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

         (iii) does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part,

         (iv) does not have any right, title or interest with respect to the Leased Premises other than as lessee under the Lease, and

         (v) does not have any right to relocate into other property owned by Landlord or any of Landlord's affiliates.

         10. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

         11. If Tenant is required to provide insurance coverage under the Lease, Tenant has not given or received written notice that Tenant insurance coverage will be canceled or will not be renewed.

         12. To Tenant's best knowledge, all systems, elements and components of the Leased Premises are in good working order and repair and sound operating condition. To Tenant's best knowledge, Tenant's use and occupancy of the Leased Premises complies with all applicable building, zoning, land use, environmental, anti-pollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances, and all covenants, conditions and restrictions applicable to the Leased Premises. Tenant has not received any notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.

         13. To the best knowledge of Tenant, any and all brokerage and leasing commissions relating to and/or resulting from Tenant's execution and delivery of the Lease and occupancy of the Leased Premises have been paid in full.

         14. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

         15. [LANDLORD/BUYER/LENDER] has advised Tenant that [LANDLORD/BUYER/LENDER] will rely upon the truth of this certification in acquiring the Leased Premises. This Tenant Estoppel Certificate shall inure to the benefit of [LANDLORD/BUYER/LENDER] and its respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.

Dated this           day of                           , 2000 .


TENANT:

                               ,
a                                 corporation


By:

Name:

Its:


By:

Name:

Its:

                                    EXHIBIT F

                         LIST OF CONSTRUCTION CONTRACTS

                                    EXHIBIT G

                       LIST OF TANGIBLE PERSONAL PROPERTY

                                    EXHIBIT H

                                LIST OF CONTRACTS

                                   SCHEDULE 1

                                DISCLOSURE ITEMS

         1. Natural hazards described in the following California code sections (the "Natural Hazard Laws") may affect the Property: (A) Govt. Code
Section 8589.3 (Special Flood Hazard Area); (B) Govt. Code Section 8589.4 (Inundation Area); (C) Govt. Code Section 51183.5 (Fire Hazard Severity Zone);
(D) Public Resource Code Section 2621.9 (Earthquake Fault Zone); (E) Public Resource Code Section 2694 (Seismic Hazard Zone); and (F) Public Resource Code
Section 4136 (Wildland Area). Seller's Broker shall execute and deliver to Buyer a Natural Hazards Disclosure Statement with respect to the foregoing matters (the "Natural Hazards Disclosure Statement"). Buyer acknowledges and agrees that Buyer will independently evaluate and investigate whether any or all of such Natural Hazards affect the Property, and Seller shall have no liabilities or obligations with respect thereto. Prior to the expiration of the Contingency Period, Buyer shall execute and deliver to Seller the Natural Hazards Disclosure Statement. BUYER ACKNOWLEDGES AND REPRESENTS THAT BUYER HAS EXTENSIVE EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS PROVISION IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.

         2. A former tenant, Da Tung Commercial Trading Company ("Da Tung") filed a complaint on January 13, 2000 with the Superior Court of California County of San Francisco against Compass Management, LaSalle Partners Management Services, and OAIC California Partnership II, L.P. alleging intentional or negligent misrepresentation regarding operating expenses charged to Da Tung and Da Tung has requested damages in the amount of $25,000 with interest, attorney fees and punitive damages.

         3. Seller is completing roof repair work which work is contracted for as set forth on EXHIBIT F attached hereto.

         4. Any matters disclosed or referred to in those reports listed below which shall be delivered to Buyer within five (5) days after the Effective
Date:

         (a) Sears Brown seismic assessment report prepared for MKRA, Inc. dated April 30, 1992;

         (b) Building assessment report prepared by Ottolini and Booth for Huang Huat Associates dated August 13, 1997;

         (c) Seismic report for Ocwen Financial Corporation prepared by Eckland Consultants dated November 24, 1997;

         (d) Structural investigation of 690 Market Street prepared by Robert Crosby for Lasalle Partners, Inc. dated February, 1999; and

         (e) Seismic Review Letter by Myers Houghton & Partners, Inc. dated August 27, 1998 to Compass Management and Leasing.

         5. The Property is known to contain limited asbestos containing materials and some lead paint. Within eight (8) days after the Effective Date, Seller shall provide a draft or final Phase 1 environmental report to Buyer which shall provide information as to the location of asbestos and lead paint on the Property, as determined by the consultant.

                                      S1-1

         6. In July, 1999, an elevator violation was issued by the State of California Elevator Ride and Tramway Unit for the basement space occupied by the tenant Washington Mutual Bank for a ramp to provide access to one elevator that is raised approximately 16" from the floor. Washington Mutual Bank has been notified of the violation and the work is approximately seventy-five percent (75%) complete.

         7. The Department of Public Works, Bureau of Building Inspection for the City of San Francisco sent a letter dated February 22, 1994 to the owner of the Property at the time. This letter describes implementation deadlines for the retrofit installation of automatic sprinklers. Seller is in the process of completing the water supply (base system) for the automatic sprinkler system(s) which was to be completed by February 15, 1999.

         8. The Department of Building Inspection for the City of San Francisco sent a letter dated November 26, 1997 to the owner of the Property at the time. An accessibility violation was created by Washington Mutual Bank for the relocation of an ATM machine from the Market Street side to the Kearney Street side of the building. The tenant has been notified of its responsibility and has remedied the violations. It is unclear if the Department of Building Inspection has conducted a final inspection of the work.

                                      S1-2